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EXHIBIT 99.6

        Unaudited pro forma condensed financial statements of the Registrant as of and for the nine-month period ended September 30, 2001, and notes thereto. Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000, and notes thereto.

GENESIS BIOVENTURES, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2001 (UNAUDITED)

	Genesis Bioventures historical	Adjustments (note 2(i))		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$—	$8,895	(b)	$17,512
		8,617	(c)
Other receivables	8,652	143	(b)	8,795
Prepaid expenses	40,250	100,000	(c)	140,250

Total current assets	48,902	117,655		166,557

Deposit on future acquisition	726,600	(726,600	)(a)	—
Long-term investments:
Prion Developmental Laboratories, Inc.	880,783	—		880,783
Biomedical Diagnostics, LLC	4,752,032	(4,752,032	)(b)	—
Biotherapies, Inc.	2,954,917	—		2,954,917

	8,587,732	(4,752,032)		3,835,700

Other assets	—	1,450	(b)	3,382
		1,932	(c)
Property and equipment, net	90,535	65,901	(b)	221,133
		64,697	(c)
Core technology	—	7,435,683	(b)	20,437,815
		13,002,132	(c)
Deferred finance charge, net	31,580	—		31,580

Total assets	$9,485,349	$15,210,818		$24,696,167

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank indebtedness	$24,424	$1,600,000	(a)	$1,624,424
Accounts payable and accrued liabilities	1,121,090	1,793,872	(a)	3,060,374
		62,102	(b)
		83,310	(c)
Promissory notes payable	623,647	21,092	(b)	666,213
		21,474	(c)
Member appreciation plan	—	301,418	(c)	301,418

Total current liabilities	1,769,161	3,883,268		5,652,429
Deferred income tax liability		4,680,768	(a)	7,357,614
		2,676,846	(b)
Stockholders' equity:
Preferred stock	18	—		18
Common stock	1,666	252	(a)	1,918
Additional paid-in capital	25,595,466	4,719,684	(a)	30,315,150
Deficit accumulated during the development stage	(17,880,962)	(750,000	)(c)	(18,630,962)

Total stockholders' equity	7,716,188	3,969,936		11,686,124

Total liabilities and stockholders' equity	$9,485,349	$15,210,818		$24,696,167

See accompanying notes to the unaudited pro forma condensed combined financial statements.

GENESIS BIOVENTURES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)

	Genesis Bioventures historical	Adjustments (note 2(ii))		Pro forma
Expenses:
Amortization of core technology	$—	$2,189,766	(a)(b)	$2,189,766
Depreciation and amortization	15,669	36,750	(a)	52,419
Investor relations	171,145	—		171,145
Laboratory	—	54,149	(a)	54,149
Legal and accounting	323,481	—		323,481
Listing and share transfer fees	33,435	—		33,435
Loss on foreign exchange	16,318	—		16,318
Management and consulting fees	1,585,096	145,444	(a)	1,730,540
Office and miscellaneous	62,546	49,317	(a)	111,863
Rent and occupancy costs	93,906	25,576	(a)	119,482
Salaries and benefits	169,173	325,512	(a)	494,685
Telephone	24,486	4,338	(a)	28,824
Travel and promotion	155,430	6,388	(a)	161,818

	2,650,685	2,837,240		5,487,925
Loss before other income (expense)	(2,650,685)	(2,837,240)		(5,487,925)

Other income (expense):
Interest and bank charges	(1,402,737)	8,125	(a)	(1,394,612)
Other	—	1,045	(a)	1,045
Equity in loss of:
Biomedical Diagnostics, LLC	(1,379,162)	1,379,162	(a)	—
Biotherapies, Inc.	(1,175,441)	—		(1,175,441)
Prion Developmental Laboratories, Inc.	(842,061)	—		(842,061)

	(4,799,401)	1,388,332		(3,411,069)

Loss before tax recovery and extraordinary items	(7,450,086)	(1,448,908)		(8,898,994)
Deferred income tax recovery	—	788,316	(a)(b)	788,316

Loss before extraordinary items	(7,450,086)	(660,592)		(8,110,678)
Extraordinary items	(870,254)	—		(870,254)

Loss for the period	$(8,320,340)	$(660,592)		$(8,980,932)

Loss per common share before ]extraordinary items, basic and diluted	$(0.52)			$(0.48)

Loss per common share, basic and diluted	$(0.59)			$(0.54)

Weighted average number of common shares used in computing loss per share, basic and diluted	14,244,390	2,524,030	(d)	16,768,420

See accompanying notes to the unaudited pro forma condensed combined financial statements.

GENESIS BIOVENTURES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2000

	Genesis Bioventures historical	Adjustments (note 2(ii))		Pro forma
Expenses:
Amortization of core technology	—	2,919,688	(a)(b)	2,919,688
Depreciation and amortization	6,722	45,568	(a)	52,290
Investor relations	540,075	—		540,075
Laboratory	—	53,673	(a)	53,673
Legal and accounting	352,439	24,174	(a)	376,613
Listing and share transfer fees	58,454	—		58,454
Management and consulting fees	1,190,345	37,310	(a)	1,227,655
Office and miscellaneous	100,153	81,127	(a)	181,280
Rent and occupancy costs	81,151	16,800	(a)	97,951
Salaries and benefits	51,265	354,995	(a)	406,260
Telephone	23,661	1,982	(a)	25,643
Travel and promotion	234,930	12,393	(a)	247,323

	2,639,195	3,547,710		6,186,905
Loss before other income (expense)	(2,639,195)	(3,547,710)		(6,186,905)

Other income (expense):
Interest income	57,429	34,092	(a)	91,521
Interest and bank charges	(680,892)	(1,006	)(a)	(681,898)
Gain on foreign exchange	5,360	—		5,360
Equity in loss of investment:
Biomedical Diagnostics, LLC	(821,241)	821,241	(a)	—
Biotherapies, Inc.	(1,075,758)	—		(1,075,758)
Prion Developmental Laboratories, Inc.	(713,709)	—		(713,709)

	(3,228,811)	854,327		(2,374,484)

Loss before tax recovery	(5,868,006)	(2,693,383)		(8,561,389)
Deferred income tax recovery	—	1,051,088	(a)(b)	1,051,088

Loss for the period	(5,868,006)	(1,642,295)		(7,510,301)

Loss per common share, basic and diluted	(0.65)			(0.64)

Weighted average common shares outstanding, basic and diluted	9,209,570	2,524,030	(d)	11,733,600

See accompanying notes to unaudited pro forma condensed combined financial statements.

GENESIS BIOVENTURES, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

1.
Basis of presentation

        On November 30, 2001, Genesis Bioventures, Inc. ("Genesis") entered into a Purchase Agreement (the "Purchase Agreement") with Biotherapies Incorporated, a Michigan corporation ("Biotherapies"), pursuant to which Genesis acquired Biotherapies' 50% membership interest in Diagnostics, a Michigan limited liability company (the "LLC" and "Diagnostics"). Diagnostics principal operations include the development of a diagnostic technology platform for application in the detection of various diseases including breast, ovarian and prostate cancers.

        The following unaudited pro forma financial information give effect to Genesis's acquisition of the remaining 50% interest in Biomedical Diagnostics, LLC. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future results of operations of Genesis after its investment in Diagnostics or what the financial position or results of operations of Genesis would have been had the acquisition occurred at the date indicated.

        Total consideration and advances paid or payable by the Company as part of this acquisition totaled $8,840,408. Genesis paid Biotherapies Four Hundred Fifty Thousand Dollars ($450,000) cash and prepaid royalties and made advances totaling $290,000. Upon signing of the Purchase Agreement, Genesis paid Biotherapies One Million Six Hundred Thousand Dollars ($1,600,000) and issued to Biotherapies an additional Two Million Five Hundred Twenty Four Thousand Thirty (2,524,030) shares of its common stock with a fair value of $4,719,936. The fair value of common shares represents the average quoted market value of the Company's common shares on the acquisition consummation date of November 30, 2001 and the two days preceding that date. On May 30, 2002, the six-month anniversary of the signing of the Purchase Agreement, Genesis will make an additional cash payment to Biotherapies in the amount of One Million Five Hundred Thousand Dollars ($1,500,000). The estimated discounted cost of this payment at a 12% discount rate is $1,415,100. Estimated costs of the acquisition, consisting primarily of third party professional fees, totaled $365,372.

        Upon signing the letter of intent, Genesis issued to Biotherapies six hundred thousand (600,000) shares of its common stock with a fair value of $1,680,000. The fair value of common shares represents the quoted market value of the Company's common shares at the date of their issuance. The 600,000 common shares was deemed to be full payment of amounts owing as contingent consideration under the acquisition of its initial 50% interest in Diagnostics under its Amended and Restated Operating Agreement with Biotherapies.

        Concurrently with the execution of the Purchase Agreement, Genesis and Biotherapies entered into numerous other agreements, including a certain Mammastatin Sublicense Agreement (the "Mammastatin Sublicense Agreement") and a certain P&O Technology License Agreement (the "P&O License Agreement"). Pursuant to the Mammastatin Sublicense Agreement, Biotherapies granted to Genesis a worldwide, perpetual and exclusive sublicense to make, use and sell certain proteins and antibodies and a non-exclusive sublicense to make, use and create improvements thereto for the research, development or sale of additional antibodies and/or diagnostic assays for the diagnosis of breast, prostate and/or ovarian cancers. Biotherapies also granted to Genesis a worldwide, perpetual and exclusive license to make, have made, use and sell a certain dot blot diagnostic assay related to the detection and measurement of certain proteins in the blood, and improvements thereto, and a non-exclusive license to make, have made, use and create improvements to the dot blot assay in the research, development or sale of additional antibodies and/or diagnostic assays for the diagnosis of breast, prostate and/or ovarian cancers. Genesis shall pay Biotherapies a royalty of between ten percent (10%) and twenty percent (20%) of net sales generated in connection with the Mammastatin Sublicense Agreement, depending on the level of net sales in a given year. As of November 30, 2001,

Genesis had pre-paid royalty payments pursuant to the Mammastatin Sublicense Agreement totalling One Hundred Thousand Dollars ($100,000).

        Pursuant to the P&O License Agreement, Biotherapies granted to Genesis a worldwide, perpetual and exclusive license to make, have made, use and create improvements to certain technology relating to prostate and ovarian cancer and to make, have made, use, market and sell materials or services based upon or using said technology. Genesis shall pay Biotherapies a royalty of between ten percent (10%) and twenty percent (20%) of net sales generated in connection with the P&O License Agreement, depending on the level of net sales in a given year. The P&O License Agreement is being filed herewith as Exhibit 99.3 to this Current Report.

        Pursuant to the Purchase Agreement, Genesis has committed to fund the operating costs of the LLC of at least One Million Dollars ($1,000,000) in support of product development of the mammastatin, prostate and ovarian technologies on or before November 30, 2002. As of November 30, 2001, Genesis had paid One Hundred Ninety Thousand Dollars ($190,000) toward this commitment, including $50,000 paid upon signing of the letter of intent.

        The pro forma condensed combined balance sheet assumes the acquisition took place on September 30, 2001. The unaudited pro forma condensed combined balance sheet reflects the appropriate pro forma adjustments to record the acquisition using the purchase method of accounting. Genesis, prior to this acquisition transaction, accounted for its investment in Diagnostics using the equity method. Upon acquisition of the remaining interest, Genesis obtained control and is required to consolidate its investment in Diagnostics. As a result, the investment balance at September 30, 2001 was reclassified to the appropriate net assets of Diagnostics. The pro forma condensed statement of operations for Genesis for the fiscal year ended December 31, 2000 and the nine-month period ended September 30, 2001 assumes the acquisition took place as of January 1, 2000, and combines the historical operations of Genesis with the loss resulting from the historical results of Diagnostics for the corresponding periods, with pro forma adjustments. The total purchase price and advances of $8,840,408 is allocated to the net assets acquired based upon their relative fair values as follows:

Fair value of assets acquired:
Core technology rights—Mammastatin and the diagnostic processes	$13,002,132
In-process research and development	750,000
Other current assets	8,617
Other assets	66,629
Prepaid royalty costs	100,000
Membership appreciation plan liabilities assumed	(301,418)
Other current liabilities assumed	(104,784)
Deferred income tax liability	(4,680,768)

$8,840,408

Consideration:
Cash advances and acquisition costs	$4,120,472
Common shares of Genesis	4,719,936

$8,840,408

        The allocation of the cost of the Company's acquisition to core technology rights of $13,002,132 reflects the estimated value of completed screening technology for the diagnosis of breast cancer and its potential application to ovarian and prostate cancer screening tests, which will be amortized over the estimated period of benefit of seven years. The value assigned to in-process research and development of $750,000 is expensed at the date of acquisition and represents the estimated fair value of research in-progress at the acquisition date related to a new detection process and research and development related to a serum and screening diagnostic for ovarian and prostate cancers. The estimated fair value of these projects was determined by management using a discounted cash flow model, using discount rates reflecting the stage of completion and the risks affecting the successful development and commercialization of the processes and diagnostic tests that were valued.

        The pro forma combined financial statements included herein have been prepared by Genesis without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. These pro forma combined financial statements should be read in conjunction with the consolidated financial statement and the notes thereto included in Genesis's Form 10-KSB for the fiscal year ended December 31, 2000, the unaudited consolidated financial statements and the notes thereto included in Genesis's Form 10-QSB for the nine months ended September 30, 2001 and the financial statements of Diagnostics included in this filing, from which the information for the historical financial position and results of operations included in these pro forma statements have been extracted.

2. Pro forma adjustments

  (i)
  The pro forma condensed combined balance sheet reflects the following adjustments:

            (a)  To record the consideration and advances given of $8,840,408 consisting of the issuance of 2,524,030 common shares with fair value of $4,719,936, payment of $3,755,100 cash and estimated acquisition costs of $365,372, of which $726,600 was previously paid on deposit.

            (b)  To reclassify the equity investment balance in Diagnostics to the respective net asset accounts of Diagnostics as a result of Diagnostics being consolidated upon acquisition.

            (c)  To record an adjustment to reflect the fair value of the net assets of Diagnostics acquired on acquisition. The fair value assigned to in-process research and development is immediately written-off at the consummation date of the purchase combination.

  (ii)
  The pro forma combined statements of operations reflects the following adjustments:

            (a)  Adjustment to reclassify equity loss on its investment in Diagnostics for the nine-month period ended September 30, 2001 and the year ended December 31, 2000 upon consolidation, as if the increased investment in Diagnostics had occurred at the beginning of the pro forma period.

            (b)  Adjustment to record additional amortization in Diagnostics, resulting from the amortization of intangible assets acquired on acquisition. The intangible assets include core completed technology rights and licenses related to diagnostics of breast cancer and related processes and are being amortized over a period of seven years, the estimated period of benefit.

            (c)  A non-recurring charge of $750,000, representing the fair value assigned to in-process research and development projects acquired on acquisition, will be expensed in the statement of operations within the twelve months succeeding the transaction.

            (d)  Basic and diluted net loss per share for each period is calculated by dividing pro forma net loss by the common shares used to calculate net loss per share in the historical period of Genesis plus the effect of the common stock of Genesis which was issued under the Purchase Agreement.

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EXHIBIT 99.6
GENESIS BIOVENTURES, INC. PRO FORMA CONDENSED COMBINED BALANCE SHEET SEPTEMBER 30, 2001 (UNAUDITED)
GENESIS BIOVENTURES, INC. PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)
GENESIS BIOVENTURES, INC. PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2000
GENESIS BIOVENTURES, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS